Exhibit 99.1

Preliminary Copy

[—], 2012

SXC HEALTH SOLUTIONS CORP.

Special Meeting of Shareholders

to be held on [—], 2012 [—]

This proxy is solicited on behalf of the Board of Directors

The persons named in this instrument of proxy are directors or officers of SXC Health Solutions Corp. (the “Company”). A shareholder has the right to appoint another person as a proxy (who need not be a shareholder) to attend and act on such shareholder’s behalf at the 2012 Special Meeting of Company shareholders (the “Meeting”) other than the nominees designated herein. To exercise this right the shareholder may insert the name of the desired person in the blank space provided herein or may submit another proper instrument of proxy and mail the completed instrument of proxy to the tabulating agent of the company, being Broadridge Financial Solutions, Inc., no later than 5:30 p.m. U.S. Eastern Daylight Savings Time the day prior to the Meeting. This instrument of proxy, when properly executed, confers discretionary authority with respect to amendments or variations to matters identified in the Joint Proxy Statement/Prospectus, and to other matters that may properly come before the Meeting. At the time of printing this instrument of proxy, the Company knows of no other matters to come before the Meeting.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted: FOR Proposal 1, FOR Proposal 2, and FOR Proposal 3.

Appointment of Proxyholder

I/We, being Holder(s) of common shares of the Company hereby appoint: Mark A. Thierer, or failing him, Steven D. Cosler	OR	Print the name of the person you are appointing if this person is someone other than the management nominees listed herein as my/our proxyholder with full power of substitution and to vote in accordance with the following direction including upon any ballot duly called thereat (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Meeting to be held at [—] on [—],[—], 2012 at [—], including upon any ballot duly called thereat and at any adjournment or postponement thereof, in the same manner, to the same extent and with same powers as if the undersigned were present at the Meeting, and without limiting the general authorization given, the persons above-named are specifically directed:

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m U.S. Eastern Daylight Savings Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. U.S. Eastern Daylight Savings Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SXC Health Solution Corp.

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
1. To approve the issuance of shares of Company common stock pursuant to the Agreement and Plan of Merger, dated as of April 17, 2012, by and among SXC Health Solutions Corp., SXC Health Solutions, Inc., Catamaran I Corp., Catamaran II LLC and Catalyst Health Solutions, Inc.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. To amend the SXC Health Solutions Corp. Long Term Incentive Plan to increase the maximum number of shares of Company common stock the Company may issue under the plan by 2,500,000 (which amendment will not be implemented if the merger described in the accompanying joint proxy statement/prospectus is not consummated).	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
3. To adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date